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                                                                    Exhibit 23.2



                        Consent of Independent Auditors



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2003, except for Note 13, as to which the date is March 3, 2003 relating to the financial statements of RFS Investors, Inc. which appear in CNL Hospitality Properties, Inc.'s Current Report on Form 8-K dated July 25, 2003. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
-----------------------------

Dallas, TX
April 30, 2004